Exhibit 10.1

PGCG ASSETS HOLDINGS SDN BHD
No. 11-12, Jalan 26/70A, Desa Hartamas, 50480 Kuala Lumpur

Date:  22 June 2012

CMY Assets Sdn Bhd
79 Jalan Bangkung
Bukit Bandaraya
59100 Kuala Lumpur

Dear Sir

PROPERTY KNOWN AS GERAN 10010, LOT 238, SECTION 43, TOWN AND DISTRICT OF KUALA LUMPUR, W.P. KUALA LUMPUR
MENARA CMY, NO. 160 JALAN AMPANG, KUALA LUMPUR
FIFTEEN (15) STORY PURPOSE-BUILT OFFICE BUILDING WITH AN ANNEXED TWO STOREY PODIUM BLOCK AND A BASEMENT LEVEL CAR PARK

a) Purchase Price	:	Ringglt Malaysia Eighty One Million and Five Hundred Thousand (RM81,500,000-00) Only
b) Terms of Payment	:	i)	2% Earnest Deposit upon confirmation of Acceptance of the offer to purchase
		ii)	8% of the Purchase Price to be paid upon signing of the Sale and Purchase Agreement, within thirty (30) days from the date of confirmation of Acceptance of the offer to purchase.

See note below	:	ii)	The balance of 90% of the Purchase Price shall be paid within six (6) months (5+1) from the date of the Sale & Purchase Agreement.

This Option to purchase the above property is valid for a period of fourteen (14) days from the date hereof, i.e. expires at 5:00 pm on Thursday, 5th July 2012.

Upon confirmation of the offer, kindly provide the Legal Firm's contact to prepare the Sale & Purchase Agreement to proceed with the transaction.

Thank you.